UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 7, 2011)

DEMANDTEC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33634 (Commission File Number)	94-3344761 (I.R.S. Employer Identification No.)

One Franklin Parkway, Building 910
San Mateo, CA 94403
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 645-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement	2
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	5
Item 8.01. Other Events	6
Item 9.01. Financial Statements and Exhibits	6
SIGNATURE	7
EXHIBIT INDEX	8
EX-2.1
EX-99.1

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On December 7, 2011, DemandTec, Inc. ("DemandTec") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with International Business Machines Corporation ("IBM") and Cudgee Acquisition Corp. ("Sub"), a wholly-owned subsidiary of IBM.

        Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub will merge with and into DemandTec, and DemandTec will become a wholly-owned subsidiary of IBM (the "Merger"). If the Merger is completed, DemandTec's stockholders will be entitled to receive $13.20 in cash (the "Merger Consideration") for each share of DemandTec's common stock owned by them as of the date of the Merger.

        The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by DemandTec's stockholders, the continuing accuracy of DemandTec and IBM's respective representations and warranties, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions. The dates for closing the Merger and for DemandTec's stockholder meeting to vote on adoption of the Merger Agreement have not yet been determined.

        DemandTec has made representations and warranties related to its business and operations and has agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of DemandTec's business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals for alternative transactions, holding a meeting of stockholders for the purposes of voting to adopt the Merger Agreement, governmental filings and approvals, public disclosures and other matters.

        The Merger Agreement contains certain termination rights of IBM and DemandTec and provides that, under specified circumstances, upon the termination of the Merger Agreement, DemandTec will be required to pay IBM a termination fee of $14.0 million.

        Under the Merger Agreement, equity awards exercisable or convertible into shares of DemandTec's common stock will either be canceled and converted into a right to receive a cash payment or, in some cases, converted into comparable awards for common stock of IBM, as described in more detail below.

        Stock options to acquire DemandTec's common stock outstanding and unexercised at the effective time of the Merger will be treated in one of the following manners:

  •
  Each option that is (i) vested (or vesting in connection with the Merger), (ii) held by a non-employee director, consultant or independent contractor of DemandTec or any of its subsidiaries (other than the options described below) or (iii) has an exercise price per share greater than or equal to the Merger Consideration, will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price per share of the option, less applicable tax withholdings.

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  Each unvested option held by certain consultants or independent contractors of DemandTec or any of its subsidiaries will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment from IBM payable following each applicable date after the Merger on which any such option would have vested equal to the product of the number of shares of DemandTec's common stock that are subject to such option and that would have vested on the applicable vesting date and the excess of the Merger Consideration over the exercise price per share of the option, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date.

  •
  Any option not described above will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger, shares of common stock of IBM. The number of shares of common stock of IBM underlying such option will be determined by multiplying the number of shares of DemandTec's common stock underlying such option by an exchange ratio, which is determined by dividing an amount equal to the Merger Consideration by the average closing price of a share of IBM's common stock on the 20 trading days immediately prior to the closing of the Merger, rounded down to the nearest whole share of IBM's common stock. The exercise price per share of such option will be determined by dividing the exercise price of such option prior to the Merger by the exchange ratio described above, rounded up to the nearest whole cent.

        Restricted stock units that are outstanding and unsettled at the effective time of the Merger will be treated in one of the following manners:

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  Each restricted stock unit that is (i) vested (or vesting in connection with the Merger) or (ii) held by a non-employee director, consultant or independent contractor of DemandTec or any of its subsidiaries (other than the restricted stock units described below) will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment equal to the product of the number of shares subject to such restricted stock unit and the Merger Consideration, less applicable tax withholdings.

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  Each unvested restricted stock unit held by certain consultants or independent contractors of DemandTec or any of its subsidiaries will be canceled at the effective time of the Merger, and the holder thereof will be entitled to receive in consideration for such cancelation a cash payment from IBM payable following each applicable date after the Merger on which any such restricted stock unit would have vested, equal to the product of the number of shares of DemandTec's common stock that are subject to such award and that would have vested on the applicable vesting date and the Merger Consideration, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date.

  •
  Any restricted stock unit not described above will be converted into a restricted stock unit, on substantially the same terms and conditions as were applicable to such restricted stock unit prior to the Merger, with respect to shares of common stock of IBM. The number of shares of common stock of IBM underlying such restricted stock unit will be determined by multiplying the number of shares of DemandTec's common stock underlying such restricted stock unit by the exchange ratio described above, rounded down to the nearest whole share of IBM's common stock and, with respect to each performance-based restricted stock unit for which the performance period is scheduled to end after the effective time of the Merger, converted into an IBM restricted stock unit on the assumption that the performance criteria applicable to such restricted stock unit were achieved at 100% of target performance and each such performance-based restricted stock unit will vest, following the effective time of the Merger, based solely on the basis of the service-based vesting conditions applicable to such restricted stock units.

        Under the Merger Agreement, if the 2007 Employee Stock Purchase Plan (the "ESPP") remains in effect on the last trading day before the closing of the Merger, each purchase right outstanding under the ESPP will be exercised and shares of DemandTec's common stock will be purchased in accordance with the terms of the ESPP at a purchase price per share equal to 85% of the lesser of (i) the closing price of a share of DemandTec's common stock on the NASDAQ Global Market on the last trading day before the commencement of the last offering period and (ii) the closing price of a share of DemandTec's common stock on the NASDAQ Global Market on the last trading day before the closing of the Merger, subject to the limitations under the ESPP regarding the maximum number and value of shares of DemandTec's common stock purchasable with respect to any offering period.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

        The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about IBM, Sub or DemandTec. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in DemandTec's or IBM's public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of DemandTec or IBM or any of their respective subsidiaries or affiliates.

        IBM has been a strategic partner of DemandTec for several years, collaborating jointly with DemandTec to sell and implement IBM and DemandTec solutions in multiple geographies.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for DemandTec, including statements about the expected timetable for consummation of the proposed transaction among IBM, Sub and DemandTec, and any other statements about IBM, Sub and DemandTec, or about DemandTec's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate DemandTec's operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following announcement of the transaction; the retention of certain key employees of DemandTec may be difficult; IBM and DemandTec are subject to intense competition, and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in reports filed with the Securities and Exchange Commission (the "SEC"), including

IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, IBM's most recent quarterly report, DemandTec's Annual Report on Form 10-K for the fiscal year ended February 28, 2011, and DemandTec's most recent quarterly report. IBM and DemandTec assume no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        In connection with the proposed acquisition of DemandTec by IBM, DemandTec intends to file relevant materials with the SEC, including DemandTec's proxy statement in preliminary and definitive form (the "Proxy Statement"). STOCKHOLDERS OF DEMANDTEC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DEMANDTEC'S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov. Documents will also be available for free from DemandTec by contacting Tim Shanahan at (650) 645-7103 or Tim.Shanahan@demandtec.com.

        IBM and its directors and executive officers, and DemandTec and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DemandTec's common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM's 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 7, 2011. Information about the directors and executive officers of DemandTec is set forth in the proxy statement for DemandTec's 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 24, 2011. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of December 5, 2011, DemandTec's directors and executive officers collectively beneficially owned approximately 3,410,499 shares of DemandTec's common stock, which represented approximately 9.4% of the outstanding shares of DemandTec's common stock as of such date. In addition, certain of DemandTec's executive officers have entered into employment arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of DemandTec's directors and executive officers with respect to the Merger will be available in the Proxy Statement.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        In connection with the execution of the Merger Agreement, each of Daniel R. Fishback and William R. Phelps, each of whom is a named executive officer of DemandTec, entered into an offer letter with IBM that describes the terms of such officer's employment with IBM following the closing of the Merger. Under their respective offer letters, Mr. Fishback will be eligible for a bonus with respect to his services during the one-year period following the closing of the Merger, and Mr. Phelps will be eligible for participation in a retention bonus program with respect to his service during a period of two years following the closing of the Merger, in each case, payable for achievement of certain milestones after the closing of the Merger. Pursuant to such offer letters, each of Messrs. Fishback and Phelps released each of DemandTec and IBM from all claims that existed prior to execution of their offer letters, contingent on the closing of the Merger. The offer letters supersede and replace the employment arrangements with DemandTec to which each of Messrs. Fishback and Phelps are currently party. A description of the terms of the offer letters will be included in the Proxy Statement.

Item 8.01.    Other Events.

        On December 8, 2011, DemandTec issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        (d)   See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.
Date: December 8, 2011	By:	/s/ MICHAEL J. MCADAM Michael J. McAdam General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 7, 2011, by and among IBM, Sub, a wholly-owned subsidiary of IBM, and DemandTec
99.1	Press release dated December 8, 2011